Exhibit 99.1

Hilton
Garden Inn

APPLE REIT TEN *2013 First Quarter*

MARCH 31, 2013

Greetings from Apple REIT Ten, Inc. Our team remains
focused on providing our shareholders dividend income
while growing their investment over the long term
through the acquisition, ownership and operation of
income-producing real estate. As of the printing of this
report, gross proceeds raised for the Company through
our best-efforts offering totaled $769 million and our
portfolio included 34 Marriott®- and Hilton®-branded
hotels with 4,367 guestrooms, strategically diversified
across 15 states.

In March of 2013, Apple REIT Ten acquired three
hotels, including a combination-style property that
strategically provides travelers two hotel brands in one
location, a 98-room Hampton Inn & Suites® and a 77-
room Home2 Suites by Hilton®. These adjoining hotels
are located in Huntsville, AL, in the heart of Cummings
Research Park and minutes from the U.S. Space and
Rocket Center. In addition, the Company acquired
a 310-room full-service Marriott® that is conveniently
located adjacent to the Fair Oaks Mall in Fairfax,
VA. The Company currently has four additional hotels
under contract for purchase and our acquisition team
continues to work to identify additional strategic real
estate opportunities.

For the three-month period ending March 31, 2013,
our hotels reported an average occupancy of 67
percent, an average daily rate (ADR) of $114 and
revenue per available room (RevPAR) of $77 for the
period owned by the Company. The Company achieved
modified funds from operations (MFFO) of $8.7 million,
or $0.13 per share during the first quarter of this year.
Generally, we have been pleased with performance

across our portfolio of hotels during this initial stage
of ownership and we anticipate operations will improve
as our hotels continue to ramp up and economic
conditions strengthen across our markets. As our period
of ownership lengthens, year-over-year comparisons
will become more meaningful.

Apple REIT Ten paid its shareholders $0.21 per share
in distributions during the first quarter of this year.
The current annualized distribution rate is $0.825 per
share. The Company closely monitors our annualized
distribution rate, taking into account varying economic
cycles and capital improvements, as well as current
and projected hotel performance, and may make
adjustments as needed, based on available cash
resources. Due to the timing of acquisitions and
fundraising, a portion of your 2013 distribution will be
treated as a return of capital for tax purposes.

In an effort to minimize overall risk, we have
purposefully structured Apple REIT Ten with minimal
debt on our assets, acquired a diversified portfolio of
well-branded hotels, and partnered with some of the
best hospitality professionals in the industry. I believe
we are well positioned to benefit from continued
improvements in market conditions. As always,
thank you for your investment.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

Statement of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2013	Three months ended March 31, 2012
REVENUES
Room revenue	$27,637	$22,537
Other revenue	3,229	2,285
Total revenue	$30,866	$24,822

EXPENSES
Direct operating expense	$8,058	$6,336
Other hotel operating expenses	12,094	9,990
General and administrative	1,017	1,093
Depreciation	4,487	3,685
Acquisition-related costs	1,366	644
Interest expense, net	956	1,100
Total expenses	$27,978	$22,848

NET INCOME
Net income	$2,888	$1,974
Net income per share	$0.04	$0.04

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$2,888	$1,974
Depreciation of real estate owned	4,487	3,685
Funds from operations (FFO)	$7,375	$5,659
Acquisition-related costs	1,366	644
Modified funds from operations (MFFO)	$8,741	$6,303
FFO per share	$0.11	$0.12
MFFO per share	$0.13	$0.14

WEIGHTED-AVERAGE SHARES OUTSTANDING	66,289	45,593

OPERATING STATISTICS
Occupancy	67%	64%
Average daily rate	$114	$112
RevPAR	$77	$72
Number of hotels	34	28
Distributions per share	$0.21	$0.21

Balance Sheet Highlights (Unaudited)
(In thousands)	March 31, 2013	December 31, 2012
ASSETS
Investment in real estate, net	$560,405	$506,689
Cash and cash equivalents	109,942	146,530
Other assets	15,748	14,566
Total assets	$686,095	$667,785
LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$80,770	$81,186
Other liabilities	5,821	7,074
Total liabilities	86,591	88,260
Total shareholders’ equity	599,504	579,525
Total liabilities & shareholders’ equity	$686,095	$667,785

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes the costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2013, and the results of operations for the interim period ended March 31, 2013. Such interim results are not necessarily indicative of the results that can be expected for a full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2012 Annual Report.

Clockwise from left: COURTYARD, HOUSTON, TX; HILTON GARDEN INN, SCOTTSDALE, AZ; HILTON GARDEN INN, HOFFMAN ESTATES, IL; HOMEWOOD SUITES, KNOXVILLE, TN

HOMEWOOD SUITES
HOMEWOOD SUITES

 CORPORATE PROFILE   Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Hilton Garden Inn®, Homewood Suites by Hilton®, Home2 Suites by Hilton®, and Hampton Inn & Suites® brands. As of May 4, 2013, the Apple REIT Ten portfolio consisted of 34 hotels with 4,367 guestrooms in 15 states.    MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover image: HILTON GARDEN INN, MERRILLVILLE, IN

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitten.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

This quarterly report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the company’s business, assets or classification as a real estate investment trust; the ability of the company to implement its operating strategy and to manage planned growth; and the ability to repay or refinance debt as it becomes due.

Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In addition, the timing and level of distributions to shareholders are within the discretion of the company’s board of directors. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott® Hotels & Resorts,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Huntsville (2), Mobile
ARIZONA
Scottsdale
CALIFORNIA
San Diego
COLORADO
Denver
FLORIDA
Boca Raton, Gainesville (2), Pensacola, Tallahassee
ILLINOIS
Des Plaines, Hoffman Estates, Skokie
INDIANA
Merrillville, South Bend
IOWA
Cedar Rapids (2), Davenport
NORTH CAROLINA
Charlotte, Jacksonville, Winston-Salem
NEBRASKA
Omaha
OHIO
Mason
SOUTH CAROLINA
Charleston, Columbia
TENNESSEE
Knoxville (3), Nashville
TEXAS		CORPORATE HEADQUARTERS
Houston, Round Rock		814 East Main Street
VIRGINIA		Richmond, Virginia 23219
Fairfax, Richmond		(804) 344-8121
(804) 344-8129 FAX
www.applereitten.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727 -6321 or
kclarke@applereit.com